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Exhibit 10.45



INGEN TECHNOLOGIES, INC.
35193 Avenue A, Suite C
Yucaipa,  CA  92399
(909) 790-7180 FAX: (909) 790-7185

                                    AGREEMENT

This Agreement made effective as of this 1st day of January, 2008, by and Between Brad Klearman, further referred to as the ("Contractor") whose principal address is 11620 Misty Moss Ct., St. Louis MO 63146; and INGEN TECHNOLOGIES, INC., A Nevada Corporation, further referred to as the ("Company"), whose principal address is 35193 Avenue A, Yucaipa, California 92399 , and is made with reference to the following.

                                    RECITALS

A. The Company is a Medical Device Manufacturer, and in the business of providing medical products and services on a global basis. Said products and services are inclusive of, but not limited to, vestibular function testing and balance testing, referred to as Secure Balance(TM), and respiratory care products referred to as OxyAlert(TM) and OxyView(TM).

B. The Company desires to engage the services of the Contractor to increase sales of its product line, inclusive of but not limited to, Oxyview(TM), OxyAlert(TM) and Secure Balance(TM).

C. The Contractor agrees to serve as a Director and member of the Board of Directors for Ingen Technologies, Inc. and agrees to perform on a "best efforts" basis.

D. The Company desires to utilize the Contractor's expertise, knowledge and other resources as described in the above recitals.

NOW, THEREFORE, the Parties mutually agree as follows:

         1. In consideration of the Contractor furnishing the expertise, knowledge and other resources in providing said services;

                  a) The Company agrees to pay the Contractor a 10%/5% cash/stock under the terms of a FINDER'S FEE AGREEMENT for related funding and capital financing activities.

                  b) The Company will continue with the existing Agreement regarding commissions Paid for all Oxyview(TM) sales.

                  c) The Contractor will receive 200,000 shares of Restricted Common Stock for each year served as a member of the Board of Directors. In addition, the Contractor will receive $500 per Board Meeting and material review as authorized by the Chairman.

                  d) The Contractor will receive a $3,000 per month retainer paid either in cash or restricted shares, depending on the company's ability to pay. The Contractor will receive an employment contract to act as COO in value of $200,000 annually plus benefits effective upon the first $1,000,000 produced through Oxyview(TM) sales through Invacare Supply Group or other third party distributors. This salary will continue for a 12 month period, at which time it will continue upon Invacare Supply Group's/third party distirbutors ability to purchase $2,000,000 or more of product on an annual basis thereafter. It is understood that Oxyview(TM) product sales need to be consistent in order to maintain the employment contract. The $3,000 retainer will be off-set from the employment salary when it becomes effective. Further, in case of early termination of this contract, the company is not responsible to make any further cash or stock disbursements after the date of termination.

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         2.       The Company holds harmless and indemnifies the Contractor from all liabilities associated with any claims or lawsuits.

         3. Except for the amounts paid to the Contractor as stated in paragraph-1 and within the Recitals herein, the Contractor shall not be entitled to other payment and/or reimbursement for expenses incurred pursuant to this Agreement. All costs and expenses incurred by the Contractor in rendering said services shall be reimbursed or advanced by the Company only upon written authorization to the Contractor by the Company.

         4. The Company agrees to provide full and proper assistance to the Contractor inclusive of administrative support, technical support, and professional support on a best efforts basis and within regulatory guidelines and laws set forth for providing said services and without penalty to the Contractor.

         5. The Contractor agrees to provide the Company with proper tax documentation and identification upon the signing of this Agreement in accordance to State and Federal tax laws.

         6. The relationship between both parties created by this Agreement is that of principal ("the Company") and Outside Contractor ("the Contractor") in that the time spent and the professional manner in which the services are performed shall solely be the responsibility of the Contractor. However, the Contractor agrees to use their best and most diligent efforts, within all laws, to provide the resources and expertise under the terms and conditions set forth herein.

         7. During the term of this Agreement the Contractor does not have the right to promote services, either directly and/or indirectly, to any entity that has a similar products as provided by the Company for the duration of this Agreement.

         8. In consideration of the importance of confidentiality, non-disclosure and trade secrets, the Contractor acknowledges that during the course of this Agreement between the Company and the Contractor, the Contractor has had access to and will continue to have access to various confidential information and trade secrets consisting of compilations of information, records, specifications and trade lists, which are owned by the Company and which are regularly used in the operation of the Company's business. The Contractor specifically agrees to NOT distribute the product pricing of the Company, nor use the brand name on any of their pricing to their clients. Further, the Contractor will agree to keep confidential all material related to or made a part of this Agreement from any client, employee, associate and/or the like.

                  In consideration of continued engagement through this Agreement during the period of the Agreement by the Company, the Contractor shall not disclose any of the aforesaid confidential information or trade secrets, directly or indirectly, nor use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the Contractor's engagement with the Company, but does not include information already within the public domain at the time the information is acquired by the Contractor, or information that subsequently becomes public through no act or omission of the Contractor.

                  In further consideration of continued engagement and during the period of the Agreement, all files, records, documents, drawings, specifications, equipment and similar items relating to the business of the Company, whether prepared by the Contractors or otherwise, coming into the Contractor's possession shall remain the exclusive property of the Company and shall not be removed from the Company's premises under any circumstances whatsoever without prior written consent of the Company.

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         9.       This Agreement shall continue in effect for a period of three years (3-yrs), and may be continued thereafter only by the express mutual agreement of both parties. This agreement can only be terminated by breech of contract. One or both parties must submit, in writing, with a 30 day notice, any termination.

         10. This document contains the entire Agreement of the parties relating to this Agreement and correctly sets forth the rights, duties and obligations of all parties hereto. Any prior agreements, promises, negotiations and/or representations not expressly set forth in this Agreement is of no force and effect.

         11. No waiver of any term or condition of this Agreement shall be deemed or construed to be a waiver of such term or condition in the future, or of any preceding or subsequent breach of the same or any other term or condition of this or any other agreement. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party hereto.

         12. No amendment or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Unless otherwise specifically set forth under a particular provision, any amendment or modification shall require the overall consent of both parties.

         13. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is a conflict between any provision of this Agreement and any statute, law, ordinance, rule, order or regulation, the later shall prevail, but in such event any such provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

         14. This Agreement, and all rights and obligations contained herein shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, legal and personal representatives, successors and assigns. It is also specifically agreed and understood that this Agreement shall be binding upon any successor-in-interest to the Company by way of merger, consolidation or otherwise.

         15. Any controversy arising out of or in connection with this Agreement, or any amendment thereof, shall be determined and settled by arbitration in accordance with the rules of the American Arbitration Association. The venue for such arbitration shall be exclusively San Bernardino County, the State of California, and any award rendered shall be final and binding on each and all of the parties thereto and their successor-in-interest, and judgment may be entered thereon in any court having jurisdiction thereon. In any such proceeding, the Arbitrator shall be and hereby is empowered to render an award directing specific performance. Each individual party shall take responsibility for obligations pertaining to costs associated with their own legal representation.

         16. All notices among the parties hereto shall be in writing and shall be deemed duly served when personally delivered to another party or, in lieu of such personal service, when deposited in the United States mail, certified and return receipt requested, with first class postage prepaid thereon, addressed as set forth above, or in such other place as may be specified in any written notice given pursuant to this paragraph as the address for service of notice. All notices shall be delivered to the parties addresses as witnessed below.

                  Company:                           Scott Sand, CEO & Chairman
                                                     Ingen Technologies, Inc.
                                                     285 E. County Line Rd.
                                                     Calimesa, CA 92320
                                                     (800) 259-9622
                                                     Tax ID No. 88-0429044

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                  Contractor:                        Brad Klearman
                                                     11620 Misty Moss Ct.
                                                     St. Louis,  MO  63146
                                                     Tax ID. ###-##-####
                                                     314-256-9399
                                                     Brad@medigroup.com

17. This Agreement shall be governed and construed in accordance with laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above and agree to all of the terms and conditions of this Agreement setforth herein.

         The Contractor:    /s/ Brad Klearman                  12/12/2007
                            -----------------------------  ------------------
                            Brad Klearman                       Date

         The Company:
                            /s/ Scott Sand                 December 7th, 2007
                            -----------------------------  ------------------
                            Scott Sand, CEO                     Date




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